FUEL DOCTOR USA 2011 SPONSORSHIP AGREEMENT

Turn One Racing LLC and Fuel Doctor USA are entering into the following sponsorship agreement for the #60 NASCAR Camping World Truck Series Truck 2011 season that will begin to display the Fuel Doctor USA decals on the truck beginning the Nashville race weekend on April 22, 2011.

Cole Whitt will drive the No. 60 truck for the remainder of the 2011 season. Cole has signed a NASCAR Sprint Cup Series contract with Red Bull Racing and is expected to take an escalated path to the Cup Series in the next two years. Turn One Racing has secured a technical alliance with the Red Bull Racing Team and will receive full support from their operation during the 2011.

- Fuel Doctor will have the following placement on the No. 60 truck as an associate sponsor for the races beginning April 22, 2011 and will complete the ASSOCIATE sponsor position July 22nd, 2011. The associate sponsorship FUEL DOCTOR logo's will be placed on the following areas:

  - Decklid
  - TV Panel

- Fuel Doctor will have the following placement on the No. 60 truck as a primary sponsor for the remaining 13 NCWTS races beginning July 29, 2011. The PRIMARY sponsorship FUEL DOCTOR logo's will be placed on the following areas:

  - Hood
  - Upper Rear Quarter Panels
  - B-Post
- Fuel Doctor will be identified as PRIMARY sponsor

In addition, we believe the information below will greatly enhance the value Fuel Doctor will receive from your partnership with Turn One Racing, LLC:

- An alignment with the Red Bull Racing Team ensures even greater success through:
  - Technical and financial assistance
  - Engineering support
  - Research and development results
  - Seven post testing opportunities
  - Cup caliber parts and components

Ongoing exposure in the NCWTS and partnership with Turn One Racing will contribute to substantial increases in brand loyalty and increased revenue for Fuel Doctor in 2011 and beyond.

Turn One Racing is collaborating with Red Bull to have Cole Whitt take part in autograph sessions and meet-and-greets at the Red Bull tasting stations at several companions event.

FUEL DOCTOR USA 2011 SPONSORSHIP AGREEMENT

ALL ASSOCIATE SPONSORS THAT FUEL DOCTOR WOULD LIKE TO DISPLAY WITH THIS RACE PROGRAM MUST HAVE PRIOR APPROVAL FROM RED BULL.

For this package, Fuel Doctor would participate financially in the following manner:

- $700,000 total sponsorship package

Payment Schedule will be as follows:

$25,000.00 deposit to be made on April 1, 2011 upon signing.
$25,000.00 due on April 15th, 2011
$75,000.00 due on May 15, 2011
$75,000.00 due on June 15, 2011
$125,000.00 due on July 15, 2011
$150,000.00 due on August 15, 2011
$150,000.00 due on September 15, 2011
$ 75,000.00 due on October 1, 2011

$700,000.00 TOTAL CONTRACT AMOUNT

The parties agree to the following agreement

Mark Soffa
President and CEO
Fuel Doctor USA

Stacy Compton
Owner- Turn One Racing LLC

[signature] 3-29-11

[signature] 3-29-11